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                                                                    EXHIBIT 3.10
                              AMENDED AND RESTATED

                            ARTICLES OF ORGANIZATION

                                       OF

                           BARDEN COLORADO GAMING, LLC

       These Amended and Restated Articles of Organization were approved by a vote of the sole Member of Barden Colorado Gaming, LLC on September 19, 2001. From this date forward these Amended and Restated Articles of Organization supersede the original Articles of Organization and all amendments and supplements to those Articles (if any). These Amended and Restated Articles of Organization correctly set forth the provisions of the Articles of Organization, as amended.

                                    ARTICLE I

                                      NAME

       The name of the limited liability company is:

                          Barden Colorado Gaming, LLC.

                                   ARTICLE II

                           PRINCIPAL PLACE OF BUSINESS

The address of the company's principal place of business is 400 Renaissance Center, Suite 2400, Detroit, Michigan 48243.

                                   ARTICLE III

                           REGISTERED OFFICE AND AGENT

       The street address and mailing address of the registered office of the company is 1099 18th Street, Suite 2600, Denver, Colorado 80202. The name of the registered agent at that address is Richard L. Nathan. Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE IV

                                   MANAGEMENT

       The management of the company is vested in its managers.

                                    ARTICLE V

                                     MANAGER

       The name of the initial manager is Don H. Barden, and business address of the manager is 400 Renaissance Center, Suite 2400, Detroit, Michigan 48243.

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                                   ARTICLE VI

                                VOTING SECURITIES

       The company shall not issue any voting securities or other voting interests except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (i) the company ceases to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (ii) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate the issuance or waive any defect in issuance.

       No voting securities or other voting interests issued by the company and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever, except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder. Any transfer in violation thereof shall be void until (i) the company ceases to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (ii) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

       If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of the company is unsuitable to hold such securities or other voting interests, then the issuer of such voting securities or other voting interests may, within sixty (60) days after the finding of unsuitability, purchase the voting securities or other voting interests of the unsuitable person at the lesser of (i) the cash equivalent of that person's investment in the company; or (ii) the current market price as of the date of the finding of unsuitability unless those voting securities or other voting interests are transferred to a suitable person (as determined by the Commission) within sixty (60) days after the finding of unsuitability. Until those voting securities or other voting interests are owned by persons found by the Commission to be suitable to own them, (1) the company shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests; (2) the holder of those voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and those voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the company entitled to vote; and (3) the company shall not pay any remuneration in any form to the holder of the voting securities or other voting interests, except in exchange for those voting securities or other voting interests as provided in this paragraph.

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                                   ARTICLE VII

                                    ORGANIZER

       The name of the organizer of the company is Richard L. Nathan, and his address is 287 Century Circle, #201, Louisville, Colorado 80027.

       On behalf of Barden Colorado Gaming, LLC, Don H. Barden, by his signature as Manager below, confirms, under penalties of perjury, that the foregoing Amended and Restated Articles of Organization of Barden Colorado Gaming, LLC were adopted by the sole member of the company on September 19, 2001, constitute the act and deed of Barden Colorado Gaming, LLC, and the facts stated in these Articles are true.

       Signed this 27th day of September, 2001.

                                       BARDEN COLORADO GAMING, LLC


                                       By: /s/ Don H. Barden
                                           -------------------------------------
                                           Don H. Barden, Manager


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